Exhibit 99.1
Schrödinger Reports Third Quarter 2023 Financial Results

Delivers Third Quarter Total Revenue of $42.6 Million; Maintains Full-Year 2023 Revenue Guidance

Continued Progress for SGR-1505, Healthy Volunteer Data Expected in Fourth Quarter of 2023

Phase 1 Study Initiated for SGR-2921; Discloses PRMT5-MTA Discovery Program

BMS Returns Two Programs From Collaboration

New York, November 1, 2023 – Schrödinger, Inc. (Nasdaq: SDGR), whose physics-based computational platform is transforming the way therapeutics and materials are discovered, today announced financial results for the quarter ended on September 30, 2023.

“Schrodinger had an excellent third quarter marked by strong revenue growth and significant pipeline progress. More of our software customers are increasing the scale of their use of our technology, and we remain very confident about the outlook for the full year,” said Ramy Farid, Ph.D., chief executive officer of Schrödinger. “We initiated our Phase 1 clinical study of SGR-2921 and our Phase 1 study of SGR-1505 in healthy volunteers is nearing completion. We look forward to sharing more details about our proprietary programs later this year.”

Today, Schrodinger announced that the rights to two related oncology discovery programs would revert to the company, after Bristol Myers Squibb elected not to proceed with further development of these programs for strategic reasons.

Third Quarter 2023 GAAP Financial Results
•Total revenue for the third quarter was $42.6 million compared to $37.0 million in the third quarter of 2022.
•Software revenue for the third quarter was $28.9 million compared to $24.7 million in the third quarter of 2022.
•Drug discovery revenue was $13.7 million for the third quarter compared to $12.3 million in the third quarter of 2022.
•Software gross margin was 76% for the third quarter compared to 72% in the third quarter of 2022.
•Operating expenses were $79.8 million for the third quarter compared to $63.4 million for the third quarter of 2022.
•Other expense for the third quarter was $8.7 million compared to other income of $6.5 million in the third quarter of 2022, driven by changes in the fair value of equity investments and interest income.
•Net loss for the third quarter was $62.0 million, compared to $39.9 million in the third quarter of 2022.
•At September 30, 2023, Schrödinger had cash, cash equivalents, restricted cash and marketable securities of approximately $503 million, compared to approximately $456 million at December 31, 2022.

	Three Months Ended
	September 30,
	2023	2022	% Change
	(in millions)
Total revenue	$42.6	$37.0	15.1%
Software revenue	28.9	24.7	17.0%
Drug discovery revenue	13.7	12.3	11.4%
Software gross margin	76%	72%
Operating expenses	$79.8	$63.4	25.9%
Other (expense) income	$(8.7)	$6.5	N/M
Net loss	$(62.0)	$(39.9)	N/M

For the three and nine months ended September 30, 2023, Schrödinger reported net losses of $62.0 million and net income of $71.4 million, respectively, compared to net losses of $39.9 million and $122 million for the three and nine months ended September 30, 2022, respectively.

For the three and nine months ended September 30, 2023, Schrödinger reported non-GAAP net losses of $50.4 million and $134.8 million, respectively, compared to non-GAAP net losses of $44.9 million and $117.0 million for the three and nine months ended September 30, 2022, respectively. See “Non-GAAP Information” below and the table at the end of this press release for a reconciliation of non-GAAP net income (loss) to GAAP net income (loss).

2023 Financial Outlook
•Schrödinger today updated its financial guidance for 2023. The company’s financial expectations for the fiscal year ending December 31, 2023 are as follows:
•Software revenue growth is expected to be in the range of 15 percent to 18 percent.
•Drug discovery revenue is expected to range from $50 million to $70 million.
•Software gross margin is expected to be similar to software gross margin for the full year 2022.
•Operating expense growth in 2023 is expected to be significantly lower than operating expense growth in 2022.
•Cash used for operating activities is now expected to be higher in 2023 than 2022, based on the mix of revenue, the timing and size of milestones and expectations for new business development activity this year.
Recent Company Highlights
Wholly-Owned Pipeline
•Schrödinger continues to advance SGR-1505, its investigational MALT1 inhibitor. The Phase 1 dose-escalation study in healthy volunteers is nearing completion, and the company expects to report data from the study in the fourth quarter of 2023. Enrollment in the Phase 1 dose-escalation study in relapsed or refractory B-cell malignancy patients is ongoing in the U.S. and EU. The U.S. Food and Drug Administration recently granted Orphan Drug Designation to SGR-1505 for potential treatment in mantle cell lymphoma.

•Today Schrödinger announced the initiation of the Phase 1 clinical study of SGR-2921, an investigational CDC7 inhibitor, in patients with acute myeloid leukemia or myelodysplastic syndrome. The study is designed to evaluate the safety, pharmacokinetics, pharmacodynamics, and determine the recommended dose. SGR-2921 has exhibited anti-tumor activity as a monotherapy and in combination with standard of care agents in multiple preclinical tumor models.

•Schrödinger continues to advance SGR-3515, an inhibitor of Wee1 and Myt1. Concurrent loss of function of Wee1 and Myt1 confers selective vulnerability in cancer cells, a mechanism referred to as synthetic lethality. IND-enabling activities are ongoing to support an IND submission for SGR-3515 in the first half of 2024.

•Today Schrödinger announced that one of its previously undisclosed discovery programs is PRMT5-MTA (protein arginine methyltransferase 5/methylthioadenosine). PRMT5 has been shown to be a synthetic lethal target for MTAP-deleted cancers with potential roles in the treatment of both hematologic and solid tumors. The company expects to provide more details about its PRMT5-MTA program and other early-stage programs at its Pipeline Day on December 14, 2023.

Schrödinger Collaborators
•In October, Schrödinger collaborator Morphic Holdings presented additional Phase 2a data from the EMERALD-1 trial of MORF-057, an oral ɑ4ꞵ7 inhibitor in development for ulcerative colitis and Crohn’s disease at United European Gastroenterology (UEG) week.

•In September, Structure Therapeutics presented positive results from the Phase Ib multiple ascending dose study of GSBR-1290, an oral GLP-1R, in healthy overweight or obese individuals.

•In September, Schrödinger and the Bill & Melinda Gates Foundation renewed their agreement to invest in the discovery and development of novel non-hormonal contraceptive agents for global health.

Platform
•During the third quarter, Schrödinger and Gates Ventures LLC extended their agreement to develop and apply simulation methods to improve battery performance for a second three-year period. The new research agreement includes total consideration of $6M and runs through August 2026.

•Schrödinger announced quarterly software release 2023-3, which incorporated a number of important updates, including a major enhancement to the company’s Induced Fit Docking (IFD) technology for optimization of certain key ADMET properties, the first full release of technology that can be used to optimize antibody affinity as a function of pH, and technology to more accurately predict small molecule pKa values, a key intrinsic molecular property.

•In August, Schrödinger scientists published the results of a novel automated workflow, FEP Protocol Builder (FEP-PB), which uses active-learning to automate development of accurate FEP+ protocols, increasing the number of targets amenable to the technology.

Third Quarter 2023 Webcast and Conference Call Information
Schrödinger will host a conference call to discuss its third quarter 2023 financial results on Wednesday, November 1, 2023, at 4:30 p.m. ET. The live webcast can be accessed under “News & Events” in the investors section of Schrödinger’s website, https://ir.schrodinger.com/news-and-events/event-calendar. The archived webcast will be available on Schrödinger’s website for approximately 90 days following the event.

Schrödinger Pipeline Day Webcast Information
Schrödinger will host its Pipeline Day in New York City on Thursday, December 14, 2023, beginning at 10:00 a.m. ET. Pipeline Day will be a hybrid event, with limited in-person attendance available to members of the investment community, and a simultaneous webcast will be available for individual investors and other interested parties who wish to join virtually. The live presentation can be accessed in the “Investors” section of Schrödinger’s website and will be archived for approximately 90 days. To participate in the live webcast, please register for the event here. It is recommended that participants register at least 15 minutes in advance of the event.

Non-GAAP Information
Included in this press release is certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). The company presents non-GAAP net income (loss) and non-GAAP net income (loss) per share, which exclude gains and losses on equity investments, changes in fair value, and income tax benefits and expenses. Adjusting net income to exclude the impact of these items results in a financial presentation for the company without the impact of our equity investments and tax benefits and expenses. Management believes non-GAAP net income (loss) and non-GAAP net income (loss) per share are useful measures for investors, taken in conjunction with the company’s GAAP financial statements because they provide greater period-over-period comparability with respect to the company’s operating performance, by excluding non-cash mark-to-market and other valuation adjustments for the company’s equity investments, non-recurring cash distributions from the company’s equity investments and the tax impact of these distributions that are not reflective of the ongoing operating performance of the business. However, the non-GAAP measures should be considered only in addition to, not as a substitute for or as superior to, net income (loss) and net income (loss) per share or other financial measures prepared in accordance with GAAP.

Other companies in Schrödinger’s industry may calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share, differently than we do, limiting their usefulness as comparative measures. For a reconciliation of non-GAAP net income (loss) and non-GAAP net income (loss) per share to GAAP net income (loss) and GAAP net income (loss) per share, respectively, please refer to the tables at the end of this press release.

About Schrödinger
Schrödinger is transforming the way therapeutics and materials are discovered. Schrödinger has pioneered a physics-based computational platform that enables discovery of high-quality, novel molecules for drug development and materials applications more rapidly and at lower cost compared to traditional methods. The software platform is licensed by biopharmaceutical and industrial companies, academic institutions, and government laboratories around the world. Schrödinger’s multidisciplinary drug discovery team also leverages the software platform to advance a portfolio of collaborative and proprietary programs to address unmet medical needs.

Founded in 1990, Schrödinger has approximately 800 employees and is engaged with customers and collaborators in more than 70 countries. To learn more, visit www.schrodinger.com, follow us on LinkedIn and Instagram, or visit our blog, Extrapolations.com.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 including, but not limited to those statements regarding Schrödinger’s expectations about the speed and capacity of its computational platform, its financial outlook for the fiscal year ending December 31, 2023, its plans to continue to invest in research and its strategic plans to accelerate the growth of its software licensing business and advance its collaborative and proprietary drug discovery programs, the long-term potential of its business, its ability to improve and advance the science underlying its platform, the initiation, timing, progress, and results of its proprietary drug discovery programs and product candidates and the drug discovery programs and product candidates of its collaborators, the clinical potential and favorable properties of its CDC7, MALT1, and Wee1/Myt1 inhibitors, including SGR-1505, SGR-2921, and SGR-3515, the clinical potential and favorable properties of its collaborators’ product candidates, as well as expectations related to the use of its cash, cash equivalents and marketable securities. Statements including words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and statements in the future tense are forward-looking statements. These forward-looking statements reflect Schrödinger’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the company and on assumptions the company has made. Actual results may differ materially from those described in these forward-looking statements and are subject to a variety of assumptions, uncertainties, risks and important factors that are beyond Schrödinger’s control, including the demand for its software platform, its ability to further develop its computational platform, its reliance upon third-party providers of cloud-based infrastructure to host its software solutions, factors adversely affecting the life sciences industry, fluctuations in the value of the U.S. dollar and foreign currencies, its reliance upon its third-party drug discovery collaborators, the uncertainties inherent in drug development and commercialization, such as the conduct of research activities and the timing of and its ability to initiate and complete preclinical studies and clinical trials, whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials, uncertainties associated with the regulatory review of IND submissions, clinical trials and applications for marketing approvals, and the ability to retain and hire key personnel on its business and other risks detailed under the caption “Risk Factors” and elsewhere in the company’s Securities and Exchange Commission filings and reports, including its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the Securities and Exchange Commission on November 1, 2023, as well as future filings and reports by the company. Any forward-looking statements contained in this press release speak only as of the date hereof. Except as required by law, Schrödinger undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events, changes in expectations or otherwise.

Contacts:
Matthew Luchini (Investors)
Schrödinger, Inc.
matthew.luchini@schrodinger.com
917-719-0636

Allie Nicodemo (Media)
Schrödinger, Inc.
allie.nicodemo@schrodinger.com
617-356-2325

Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except for share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Software products and services	$28,904	$24,667	$90,469	$87,759
Drug discovery	13,665	12,313	52,071	36,353
Total revenues	42,569	36,980	142,540	124,112
Cost of revenues:
Software products and services	7,034	6,866	20,844	21,478
Drug discovery	11,896	12,913	38,554	40,316
Total cost of revenues	18,930	19,779	59,398	61,794
Gross profit	23,639	17,201	83,142	62,318
Operating expenses:
Research and development	46,833	32,885	130,279	91,830
Sales and marketing	9,109	7,161	27,276	21,260
General and administrative	23,890	23,318	73,414	67,507
Total operating expenses	79,832	63,364	230,969	180,597
Loss from operations	(56,193)	(46,163)	(147,827)	(118,279)
Other (expense) income
(Loss) gain on equity investments	—	(3)	147,322	11,825
Change in fair value	(14,522)	5,273	61,869	(16,591)
Other income	5,804	1,234	13,067	1,265
Total other (expense) income	(8,718)	6,504	222,258	(3,501)
(Loss) income before income taxes	(64,911)	(39,659)	74,431	(121,780)
Income tax (benefit) expense	(2,887)	194	3,041	199
Net (loss) income	$(62,024)	$(39,853)	$71,390	$(121,979)
Net (loss) income per share of common and limited common stockholders, basic:	$(0.86)	$(0.56)	$1.00	$(1.71)
Weighted average shares used to compute net (loss) income per share of common and limited common stockholders, basic:	71,924,451	71,207,992	71,679,765	71,140,682
Net (loss) income per share of common and limited common stockholders, diluted:	$(0.86)	$(0.56)	$0.95	$(1.71)
Weighted average shares used to compute net (loss) income per share of common and limited common stockholders, diluted:	71,924,451	71,207,992	74,966,791	71,140,682

Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except for share and per share amounts)

Assets	September 30, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$249,378	$90,474
Restricted cash	6,230	5,243
Marketable securities	246,905	360,613
Accounts receivable, net of allowance for doubtful accounts of $150 and $125	19,884	55,953
Unbilled and other receivables, net for allowance for unbilled receivables of $100 and $100	12,253	13,137
Prepaid expenses	13,111	8,569
Total current assets	547,761	533,989
Property and equipment, net	22,498	14,244
Equity investments	91,863	25,683
Goodwill	4,791	4,791
Intangible assets, net	—	587
Right of use assets - operating leases	119,822	105,982
Other assets	7,413	3,311
Total assets	$794,148	$688,587
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	10,318	$9,470
Income taxes payable	1,084	355
Accrued payroll, taxes, and benefits	25,508	24,882
Deferred revenue	43,313	57,931
Lease liabilities - operating leases	16,279	11,006
Other accrued liabilities	8,536	5,166
Total current liabilities	105,038	108,810
Deferred revenue, long-term	12,102	25,598
Lease liabilities - operating leases, long-term	112,720	105,485
Other liabilities, long-term	707	800
Total liabilities	230,567	240,693
Stockholders' equity:
Preferred stock, $0.01 par value. Authorized 10,000,000 shares; zero shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.01 par value. Authorized 500,000,000 shares; 62,823,295 and 62,163,739 shares issued and outstanding at September 30, 2023 and December 31, 2022 , respectively	628	622
Limited common stock, $0.01 par value. Authorized 100,000,000 shares; 9,164,193 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	92	92
Additional paid-in capital	871,100	828,700
Accumulated deficit	(307,748)	(379,138)
Accumulated other comprehensive loss	(491)	(2,382)
Total stockholders' equity	563,581	447,894
Total liabilities and stockholders' equity	$794,148	$688,587

Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$71,390	$(121,979)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Gain on equity investments	(147,322)	(11,825)
Fair value adjustments	(61,869)	16,591
Depreciation and amortization	4,198	3,202
Stock-based compensation	35,307	29,425
Noncash investment (accretion) amortization	(4,962)	2,102
Loss on disposal of property and equipment	140	14
Decrease (increase) in assets, net of acquisition:
Accounts receivable, net	36,069	8,673
Unbilled and other receivables	884	(3,272)
Reduction in the carrying amount of right of use assets - operating leases	5,722	4,812
Prepaid expenses and other assets	(13,048)	(6,837)
Increase (decrease) in liabilities, net of acquisition:
Accounts payable	742	1,959
Income taxes payable	729	638
Accrued payroll, taxes, and benefits	626	499
Deferred revenue	(28,114)	(19,535)
Lease liabilities - operating leases	(2,577)	920
Other accrued liabilities	2,607	(128)
Net cash used in operating activities	(99,478)	(94,741)
Cash flows from investing activities:
Purchases of property and equipment	(10,924)	(6,668)
Purchases of equity investments	(4,125)	(600)
Distribution from equity investment	147,136	11,825
Acquisition, net of acquired cash	—	(6,427)
Purchases of marketable securities	(224,513)	(203,375)
Proceeds from maturity of marketable securities	345,074	283,711
Net cash provided by investing activities	252,648	78,466
Cash flows from financing activities:
Issuances of common stock upon stock option exercises	7,099	1,628
Principal payments on finance leases	(5)	—
Payment of offering costs	(373)	—
Net cash provided by financing activities	6,721	1,628
Net increase (decrease) in cash and cash equivalents and restricted cash	159,891	(14,647)
Cash and cash equivalents and restricted cash, beginning of period	95,717	123,267
Cash and cash equivalents and restricted cash, end of period	$255,608	$108,620

Supplemental disclosure of cash flow and noncash information
Cash paid for income taxes	$2,194	$462
Supplemental disclosure of non-cash investing and financing activities
Purchases of property and equipment in accounts payable	274	198
Purchases of property and equipment in accrued liabilities	685	109
Acquisition of right of use assets - operating leases, contingency resolution	514	1,513
Acquisition of right of use assets - operating leases in exchange for lease liabilities - operating leases	15,085	14,767
Acquisition of right of use assets in exchange for lease liabilities - finance leases	279	—

Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(in thousands, except per share data)
Net (loss) income (GAAP)	$(62,024)	$(39,853)	$71,390	$(121,979)
Income tax (benefit) expense	(2,887)	194	3,041	199
Loss (gain) on equity investments	—	3	(147,322)	(11,825)
Change in fair value	14,522	(5,273)	(61,869)	16,591
Non-GAAP net loss	$(50,389)	$(44,929)	$(134,760)	$(117,014)
Non-GAAP net loss per share of common and limited common stockholders, basic and diluted	$(0.70)	$(0.63)	$(1.88)	$(1.64)
Weighted average shares used to compute net loss per share of common and limited common stockholders, basic and diluted	71,924,451	71,207,992	71,679,765	71,140,682